Exhibit 10.14

                                   Ariamedia


LETTER OF INTENT


December 15, 2005

DataCall Technologies Corporation
15851 Dallas Parkway
Suite 600
Addison, Texas 75001


Dear Sirs:

This letter is to confirm that you wish to retain Ariamedia Corporation to provide creative services (the "Projected Work") in accordance with and subject to the terms and conditions hereinafter set out. The Parties agree to execute a formal contract (the "Contract") to memorialize the terms herein.

NATURE OF SERVICES PROVIDED

Ariamedia Corporation agrees to the following:

     1. To fulfill this agreement, Ariamedia will hire an additional creative professional to join its creative department. This employee will be primarily tasked with fulfilling the Projected Work, but will also perform duties unrelated to DataCall's account. Ariamedia, in its sole discretion, may (a) allocate the additional person's time to the Projected Work or other projects and (b) may substitute other Ariamedia employees for aspects of the Projected Work.

     2. Ariamedia will provide up to 160 hours per month of services for the Projected Work as requested by DataCall.

     3. Ariamedia will provide creative services. Creative services will include print graphic design, web graphic design, interactive and animation including Flash technology and related creative mediums. It will not include any programming or development services as detailed in Paragraph 8 below.

TERMS OF THIS AGREEMENT

     1. The Contract is for one year, starting from a date to be specified in the Contract. The parties' desire is to start the Projected Work as soon as possible.

     2. The Contract may be terminated at the end of twelve months, by notice given by either party to the other no later than 30 days prior to the end of the period. If no notice is given, it will automatically renew annually. After the initial twelve month period, either party may terminate at any time upon 90 days' written notice to the other party.

     3. The amount payable annually for the Projected Work will be $130,000, to be paid in monthly increments of $10,833.33. Monthly payments will be due in advance, and shall be paid by DataCall within

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          ten  days of invoice date. Further to "Nature of Services" paragraph 2 above, should projected work exceed 160 hours within a calendar month, Ariamedia will bill hours over 160 hours at our current full standard rates.

     4. A $25,000 deposit will be required upon execution of the Contract. This sum will be applied against the initial monthly payment requirements and no amount will be due from DataCall until the $25,000 has been expended on the monthly payments.

     5. DataCall will pay Ariamedia a $25,000 bonus when DataCall's gross sales, reach $1,000,000. At its requests, Ariamedia shall be entitled to receive financial information sufficient for it to determine gross sales, until the $1 million threshold has been reached.

     6. As an incentive for performance, DataCall will issue 150,000 of common, class A DataCall stock to Ryan Thompson prior to the inception of the Contract.

     7. At the time the Contract is executed, DataCall will transfer ownership of a Plasma/LCD or comparable flat-panel television to Ariamedia to allow for Ariamedia to operate software which will visually demonstrate the creative services in use, and for any other use by Ariamedia, during and after the term of the Contract between the Parties.

     8. Development / Programming services including software development, programming of the DataCall InfoLynk software and database development will NOT be included under this contract.

The parties acknowledge acceptance of this letter of intent and the terms and services set forth by joint signature below.

Ariamedia                             DataCall Technology
---------                             -------------------
/s/ Ryan Thompson                     /s/ Jim Ammons
--------------------------------      -------------------------
Signature                             Signature

Ryan Thompson, President and CEO      Jim Ammons CEO
--------------------------------      -------------------------
Printed Name & Title                  Printed Name & Title


2/1/06
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Date                                  Date

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